MMEX MINING CORPORATION
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “AGREEMENT”), dated as of April 25, 2011, is among THE INVESTOR GROUP WHOSE NAMES AND SIGNATURES ARE SHOWN BELOW WITH PARTICPATION IN FACILITY NOTED (“PURCHASER”), AND MMEX MINING CORPORATION (“MMEX”).

The parties hereby agree as follows:

1.           Each Purchaser agrees to loan to MMEX the dollar amount set forth opposite the Purchaser’s signature on or before April 27, 2011, in a bridge note facility of up to US$600,000 (the “Bridge Note Facility”).  Purchaser will wire transfer such amount to an account designated by MMEX in Dallas, Texas.  MMEX will use the net proceeds of the Bridge Note Facility (i) to provide a $500,000 deposit for its Hunza Mine Project in Colombia and (ii) to the extent of any additional funds, for working capital purposes.  The net proceeds will be held in a segregated account at Chase Bank.  To the extent that funds are withdrawn by MMEX or any of its subsidiaries from the segregated account, such amounts will be deemed to be “Withdrawn Funds” hereunder.

2.           MMEX shall repay the entire unpaid principal amount of the Bridge Note Facility on the earlier of (i) October 14, 2011 or (ii) the date on which MMEX consummates any “Qualified Financing (as defined herein).”  MMEX shall have the right to prepay without penalty the Bridge Note Facility at any time prior to such maturity date.  As used herein, a Qualified Financing shall mean the receipt of net proceeds by MMEX or its subsidiaries of any debt or equity financing aggregating at least $5.0 million.

3            In lieu of a stated interest rate, MMEX shall pay to each Purchaser (i) a fee equal to 12% of the amount of the Bridge Note Facility contributed by such Purchaser and (ii) an additional fee equal to 13% of such Purchaser’s portion of the Withdrawn Funds.  All such fees shall be due and payable upon the maturity of the Bridge Note Facility.

4            Any and all payments by MMEX hereunder shall be made in U.S. dollars at the address of Purchaser set forth herein (or as otherwise advised in writing by Purchaser), free and clear of and without deduction for any and all present or future levies, deductions, stamp or documentary taxes or similar charges or withholdings and all liabilities with respect thereto.

5            In the event of default in the prompt repayment of the Bridge Note Facility, the Purchaser may elect to convert the unpaid balance of the Bridge Note Facility (including any unpaid fees pursuant to Section 3 above) into shares of MMEX common stock at the rate of $0.04 cents per share (i.e., one-half of the current market price, thus providing 2.0X coverage).

6.           Concurrently with the issuance of the Bridge Note Facility, MMEX does hereby grant to each Purchaser warrants (expiring on the third anniversary of their issuance) to purchase shares of MMEX common stock at the exercise price of $ 0.08 cents per share (i.e. current market price as of April 25, 2011).

7.           This Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, MMEX may not assign or transfer any of its rights or delegate any of its obligations under this Agreement or any of the documents contemplated hereunder to which it is a party or otherwise bound, by operation of law or otherwise.

8.           Any notice, consent, demand, request, approval or other communication to be given hereunder by any party to another shall be deemed to have been duly given if given in writing and personally delivered or sent by overnight delivery service, facsimile transmission or United States mail, registered or certified, postage prepaid, with return receipt requested, to the address set forth under the parties' signature hereto.  Notice so given shall be deemed to be given and received on the date of actual delivery.

9.           This Agreement and the documents contemplated hereby may only be amended by an instrument in writing executed jointly by MMEX and Purchaser and supplemented only by documents delivered or to be delivered in accordance with the express terms thereof.

10.         This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date first above written.

MMEX MINING CORPORATION

By
Jack W. Hanks, President and CEO

PURCHASER I: US$

By:

Address for payment and notices:

PURCHASER II: US$

By:

Address for payment and notices:

PURCHASER III: US$

By:

Address for payment and notices:

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